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            ENESCO CORPORATION SUPPLEMENTAL PROFIT SHARING PLAN
                        (Effective January 1, 1994)

            WHEREAS, Enesco Corporation, an Ohio corporation (the

"Company"), has for many years maintained the Enesco Corporation Profit

Sharing Plan (the "Qualified Plan") for the benefit of certain of its employees;



            WHEREAS, section 401(a)(17) of the Internal Revenue Code of

1986, as amended (the "Code") limits the amount of annual compensation which may be taken into account under the Qualified Plan to $150,000 (as adjusted for increases in the cost of living) (the "Compensation Limit");



            WHEREAS, section 415 of the Code requires that allocations to participant's accounts under the Qualified Plan generally be limited to the lesser of $30,000 (adjusted for increases in the cost of living) and 25% of a participant's compensation in certain other respects (the "Section 415

Limit"); and



            WHEREAS, the Company desires to adopt an unfunded plan to

provide benefits to "a select group of management or highly compensated employees," within the meaning of ERISA, equal to the contributions which,

but for section 401(a)(17) of the Code, would be provided to such participants under the Qualified Plan.

            NOW, THEREFORE, the Company hereby agrees as follows:



            1.    Definitions.  All capitalized terms used herein shall

have the respective meanings assigned to such terms by the Qualified Plan,

except as otherwise set forth in the preamble to or text of this Plan or below:




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                  (a)   Plan.  This Enesco Corporation Supplemental Profit
                  Sharing Plan, as from time to time amended.

                  (b) Key Associate. For any Plan Year, an employee of the Company who is a Participant in the Qualified Plan for a Plan Year and who either is (i) a senior officer of the Company, or (ii) is classified by the Committee as a "key associate." A person shall cease to be Key Associate upon the complete distribution of his or her Account under the Plan.

                  (c) Account. An account established on behalf of a Key Associate pursuant to the Plan.

                  (d) Valuation Date. The date as of which earnings (or losses) are credited to an Account pursuant to Section 3 of the Plan.

                  (e) Trust. A trust entered into between the Company and the trustee for the purpose of administering assets of the Company to be used for the purpose of satisfying the obligations of the Company under the Plan. Any such trust shall be established in such manner so as to be a "grantor trust" of which the Company is the grantor, within the meaning of section 671 et. seq. of the Code.

            2.    Accounts.  There shall be established on the books of the

Company an Employee Account in the name and on behalf of each employee thereof who is a Key Associate and who, during any Plan Year beginning after December 31, 1993, would have been entitled to an allocation to his or her Account in excess of the amount actually so allocated because of the application of the last two sentences of subdivision (15) of Article 2 of the Qualified Plan, relating to the Compensation Limit.  As of the close of each Plan Year, the amount, if any, to be allocated to the account of each

Key Associate shall be equal to the amount which would have been allocated to the Key Associate's Account under the Qualified Plan, but for the application of the last two sentences of subdivision (15) of Article 2 of the Qualified Plan (relating to the Compensation Limit); provided, however,

that the amount of such allocation shall not exceed the difference of (i)

the Key Associate's Section 415 Limit, less (ii) the total amount of

Company contributions made pursuant to Section 4.1 of the Qualified Plan





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that are allocated to the Key Associate's account under the Qualified Plan for such Plan Year, pursuant to Section 6.4 of the Qualified Plan.



            3.    Earnings on Accounts.  As of the close of each Plan Year,

the Company shall credit to or charge against, as the case may be, each

Account established on its books pursuant to Section 2 of this Plan, an amount representing investment gains or losses in respect of the balance of such Account.  The amount of such gains or losses in respect of the Account of any Participant shall be determined by the Committee to be equal to the net gain or loss that would have been earned on an amount equal to the balance of such Participant's Account as of the close of the preceding business day, as adjusted for any credits, withdrawals or distributions,

based on the hypothetical investment elections made by the Key Associate.

Each Key Associate shall be entitled to elect to have the earnings in respect of his or her Plan Account determined as if an amount equal to the balance thereof were invested among the investment funds available from time to time under the Qualified Plan.  Such elections shall be subject to the same provisions regarding the time, manner and portion of the account subject to such election as are applicable from time to time under the

Qualified Plan.



            4.    Vesting.  (a)  Termination of Employment.  If a Key

Associate's employment shall terminate under any of the following circumstances, he or she shall be fully vested in his or her Account under the Plan:



            (1)   After attaining age 65;

            (2)   Because of the Key Associate's death;


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            (3)   Because of total and permanent disability of a character
            which prevents the Key Associate, in the judgment of the Committee corroborated in writing by a licensed physician, from performing his or her usual duties for the Company; or

            (4)   After the Key Associate has at least 7 Years of Service.

            If a Key Associate's employment shall terminate under

circumstances other than as set forth in the foregoing paragraph, the Key

Associate shall be entitled to receive a percentage of the balance of his or her Account as of the Valuation Date coincident with or next following his or her termination employment which percentage shall be determined as follows by reference to the Key Associate's Years of Service at the date of his or her termination of employment:



            YEARS OF SERVICE                    PERCENTAGE

                  0                                    0%
                  1                                   10%
                  2                                   20%
                  3                                   30%
                  4                                   40%
                  5                                   60%
                  6                                   80%
                  7                                  100%

            The difference between the balance of the Key Associate's

Account and the amount distributable with respect to such Account pursuant to the above schedule shall be charged to such Account and forfeited.  Such forfeiture shall occur as of the close of the Plan Year in which the Key

Associate's termination of employment occurs; provided, however, if the Key

Associate's employment shall have been terminated on the last business day of a Plan Year, such forfeiture shall occur as of the beginning of the following Plan Year.



            (b)   Forfeiture for Cause.  Notwithstanding any other

provision of the Plan to the contrary, the right of any Key Associate or



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former Key Associate to receive or to have paid to any other person and the right of any such other person to receive any benefits hereunder shall terminate and shall be forfeited if such Key Associate's employment with the Company is terminated because of his or her fraud, embezzlement or dishonesty, or if the Key Associate enters into competition with the

Company, or is employed by a competitor of the Company within one (1) year after termination of his or her employment and after receiving notice by the Company to cease such competition.  This subsection shall be inapplicable to any such termination of employment occurring after such Key

Associate has attained age 65 or has completed 5 Years of Service, or after the Plan has been terminated.



            5.    Hardship Withdrawals.  If a Key Associate experiences an

"unforeseeable financial emergency," as defined below, he or she may file a request with the Committee to receive a complete or partial distribution of the Key Associate's Account under the Plan.  The amount of any distribution pursuant to this Section 5 shall not exceed the lesser of (i) the balance of the Key Associate's Account under the Plan, determined as of the

Valuation Date next following the date of such request, and (ii) the amount reasonably necessary to satisfy such unforeseeable financial emergency.

Such Key Associate also shall be required to certify, in the form and manner prescribed by the Committee, that the amount reasonably necessary to satisfy such unforeseeable emergency cannot be satisfied from sources other than a withdrawal from the Key Associate's Account.  For purposes of this

Section 5, "unforeseeable financial emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Key Associate resulting from (i) a sudden and unexpected illness or accident of the Key

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Associate or a dependent of the Key Associate, (ii) a loss of the Key

Associate's property due to casualty or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Key Associate, all as determined in the sole discretion of the Committee.



            6.    Distributions.  The distribution of a Key Associate's

Accounts under this Plan shall be made at the same time and in the same manner as distributions are made to the Key Associate under the Qualified

Plan.  Such distribution shall be based on the balance of the Key

Associate's Accounts as of the Valuation Date coinciding with or next following the valuation date used to determine the amount to be distributed to or on behalf of the Key Associate under the Qualified Plan.



            7.    Beneficiaries.  If a Key Associate shall die while any

amount remains credited to the Accounts established on his behalf pursuant to Section 2 of this Plan, such amount shall be distributed as provided in

Section 6 of this Plan to the beneficiary or beneficiaries as the Key

Associate may, from time to time, designate in writing delivered to the

Committee.  A Key Associate may revoke or change his or her beneficiary designation at any time in writing delivered to the Committee.  If a Key

Associate does not designate a beneficiary under this Plan, or if no designated beneficiary survives the Key Associate, the balance of his or her Account shall be distributed to the person or persons entitled to his or her account under Section 7.5 of the Qualified Plan (or who would be so entitled if there were then an amount remaining unpaid under the Qualified

Plan).



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            8.    Amendment and Termination.  This Plan shall be subject to

the same reserved powers of amendment and termination as the Qualified Plan

(without regard to any limitations imposed on such powers by the Code or

ERISA), except that no such amendment or termination shall reduce or otherwise adversely affect the rights of Key Associates or Beneficiaries in respect of amounts credited to their Accounts as of the date of such amendment or termination.



            9.    Application of ERISA.  This Plan is intended to be an

unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of

ERISA and Department of Labor Regulation Section 2520.104-23.  This Plan

shall not be a funded plan, and the Company shall be under no obligation to set aside any funds for the purpose of making payments under this Plan.

Any payments hereunder shall be made out of the general assets of the

Company.



            10.   Administration.  The Committee shall be charged with the

administration of this Plan and shall have the same powers and duties, and shall be subject to the same limitations, as are described in the Qualified

Plan.  The provisions of Article 9 of the Qualified Plan (other than

Section 9.3 relating to qualified domestic relations orders) are hereby incorporated herein by reference, and shall be applicable as if such provisions were set forth herein.



            11.   Nonassignment of Benefits.  Notwithstanding anything

contained in the Qualified Plan to the contrary, it shall be a condition of

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the payment of benefits under this Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic relations law (including community property law).  If any person shall endeavor or purport to make any such assignment, alienation or transfer, the amount otherwise provided hereunder which is the subject of such assignment, alienation or transfer shall cease to be payable to any person.



            12.   No Guaranty of Employment.  Nothing contained in this

Plan shall be construed as a contract of employment between the Company and any employee or as conferring a right on any employee to be continued in the employment of the Company.



            13.   Trust.  The Company shall establish the Trust and shall

at least annually contribute to the Trust such assets as the Committee determines, in its sole discretion, are necessary to provide for the

Company's future liabilities created with respect to the amounts credited to the Accounts established hereunder.  The existence of the Trust shall not relieve the Company of its liabilities under the Plan, but the

Company's obligations under the Plan shall be deemed satisfied to the extent paid from the Trust.



            14.   Miscellaneous.  (a)  Certain Qualified Plan Provisions.

Except as otherwise provided herein, the miscellaneous provisions contained in Sections 11.6 (relating to gender and plurals), 11.7 (relating to applicable law) and 11.8 (relating to severability) of the Qualified Plan



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are hereby incorporated herein by reference, and shall be applicable as if such provisions were set forth herein.



            (b)   Expenses.   All costs and expenses incurred in

administering the Plan, including the expenses of the Committee, the fees of counsel and any agents of the Committee and other administrative expenses shall be charged against the Accounts in such amounts and at such time and in such manner as the Committee, in its sole discretion, shall determine.



            (c)  FICA Taxes.  For each calendar year in which an amount is deferred on a Key Associate's behalf pursuant to this Plan, his or her employer shall withhold an amount from the Key Associate's regular compensation to provide for the payment of taxes imposed upon the Key

Associate pursuant to section 3121 of the Code in respect of such deferral.



            (d)  Successors and Assigns.  The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns, as well as each Key Associate and his or her beneficiaries and successors.



            IN WITNESS WHEREOF, the Company has caused this instrument to be executed and its corporate seal to be hereunder affixed this 26 day of

August, 1996.


                                    ENESCO CORPORATION

                                    By:   /s/Eugene Freedman
                                    Title:  President

ATTEST:

/s/Patrick Gebhardt
Title: Group Vice President